Exhibit 27(k)

April 14, 2004

The Prudential Insurance Company of America
Prudential Plaza
Newark, New Jersey 07102-3777

Gentlemen:

In my capacity as Vice President and Senior Corporate Counsel, Variable Products, Law Department of The Prudential Insurance Company of America (“Prudential”), I have reviewed the establishment on August 11, 1987 of The Prudential Variable Appreciable Account (the “Account”) by the Finance Committee of the Board of Directors of Prudential as a separate account for assets applicable to certain variable life insurance contracts, pursuant to the provisions of Section 17B:28-7 of the Revised Statutes of New Jersey. I am responsible for oversight of the preparation and review of the Registration Statements on Form N-6, as amended, filed by Prudential with the Securities and Exchange Commission (Registration Number: 33-20000) under the Securities Act of 1933 for the registration of certain variable life insurance contracts issued with respect to the Account.

I am of the following opinion:

         1.       Prudential  is a  corporation  duly  organized  under  the laws of the  State of New  Jersey  and is a validly existing corporation.

         2.       The Account has been duly  created and is validly  existing as a separate  account  pursuant to the  aforesaid provisions of New Jersey law.

         3.       The  portion of the assets  held in the  Account  equal to the  reserve  and other  liabilities  for  variable benefits under the variable life insurance  contracts is not chargeable  with  liabilities  arising out of any other business Prudential may conduct.

         4.       The variable life insurance  contracts are legal and binding  obligations of  Prudential,  in accordance  with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Clifford E. Kirsch